EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-47485 of Scheid Vineyards Inc. on Form S-8 of our report dated February 27 , 2002 appearing in this Annual Report on Form 10-KSB of Scheid Vineyards Inc. for the year ended December 31, 2001.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

March 26, 2002